1+1 Industry Canada






Certificate
of Continuance

Canada Business
Corporations Act



EoCOMNETRIX INC.                                      377885-1
-----------------------------                  --------------------------
Name of corporation                            Corporation number

I hereby certify that the
above-named corporation was
continued under section 187
of the Canada Business
Corporations Act, as set out
in the attached articles of
continuance.

/s/________________                         June 19, 2000
Director                                  Date of Continuance


CANADA
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
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
Industry Canada Indusine Canada                                        FORM 11                                  FORMULE 11
                                                               ARTICLES OF CONTINUANCE                     CLAUSES DE PROROGATION
Canada Business Lol canadienne our 1es                             (SECTION 187)                              (ARTICLE 187)
 Cori dons Act sodetes par actions
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1 - Name of Corporaton                                                          Denomination de la societe
  E*COMNETRIX INC.


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2 - The place In Canada where the registered office Is to be situated           Lieu au Canada oi) dolt etre situe le siege social

      Greater Vancouver Regional District, British Columbia

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3 - The dams and any maximum number of shares that the                          Categories et tout nombre maximal d'actlons quo la
    corporation is authorized to issue                                          soclete eat autorisee a emettre

      An unlimited amber of Common Shares and 10,000,000 Class A preferred shares without par value, with the preferences, rights, conditions, restrictions, limitations and prohibitions set out on
      Schedule "A" attached hereto.
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4 - Restrictions, if any, on share transfers                                    Restrictions sur Is transfest des actions,
                                                                                s'il y a lieu
           None


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5 - Number (or minimum and maximum number) of directors                         Nombre (ou nombre minimal et maximal)
                                                                                d'administrateurs
         Minimum of 3 and a maximum of 15
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6 - Restrictions, If any, on business the corporation may carry on              Limites Imposaes I'adivite oommerclale de Is
                                                                                sar3ete, s'II y a lieu

             None

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7 - (1) If change of name effected, previous name                               (1) S'11 y a changement de denomination,
                                                                                denomination antdrieure
          USV Telemanagement Inc.

      (2) Details of Incorporation                                              (2) Malls de Is constitution
            The corporation was incorporated under the Company Act (British
            Columbia) on December 23, 1991 under the name Jackpine Mining Co.
            Inc. On July 10, 1996 it changed its name to USV Telemanagement
            Inc.




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8 - Other provisions, If any                                                    Litres dispositions, s'll y a lieu



             See attached Schedule "B"


Date                  Signature                            Title
--------------------------------------------------------------------------------
2000/06/16        /s/_____________                       President

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For departmental use only
Corporation number      377885-1

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                     SCHEDULE "A" TO ARTICLES OF CONTINUANCE
                                  SHARE RIGHTS
                                  ------------


    Common Shares

     The holders of Common Shares are entitled:

     (a) to vote at all meetings of shareholders except meetings at which only holders of a specified class of shares are entitled to vote;

     (b) subject to the rights and privileges attaching to the Class A preferred shares, to receive the remaining property of the Corporation upon dissolution; and


     (c) subject to the rights and privileges attaching to the Class A preferred shares, to receive dividends as and when declared by the board of directors of the Corporation.

     Class A Preferred Shares

     The Class A preferred shares shall have the following special rights and restrictions attaching to them:


     1. The holders of the Class A preferred shares shall not be entitled to receive notice of or attend any meetings of the members of the Company and shall not be entitled to vote at any meetings of the members of the Company (except meetings of the holders of Class A preferred shares as a class meeting).

     2. The Class A preferred shares shall, with respect to priority in payment of dividends, be entitled to preference over the common shares of the Company.

     3. In the event of the liquidation, dissolution or winding-up of the Company or any other distribution of assets of the Company among its members, the holders of the Class A preferred shares shall be entitled to receive, in preference and priority to the holders of common shares of the Company, on a pro rata basis, the paid up capital on the Class
          A preferred shares together with all dividends (if any) accrued thereon and remaining unpaid. Thereafter the holders of the Class A preferred shares shall not be entitled to share in any further distribution of the assets of the Company, and the assets of the Company shall be distributed on a pro rata basis among the holders of the common shares of the Company.

     4. The Class A preferred shares may be Oonverted into common shares in the capital of the Company at the option of the holder Ilof a Class A preferred share on the basis of one Class A preferred share for one common share;

     5. The conversion right on the Class A~ preferred shares may be exercised by notice in writing delivered to the Company accompanied by the certificate or certificates representing the Class A preferred shares in respect of which the holder thereof desires to exercise such right of conversion. The conversion notice shall be signed by the person


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                                       2



          registered on the books of the Company as the holder of the Class A preferred shares in respect of OMITTED][GRAPHICwhichTsuch right is being exercised or by the holder's duly authorized attorney, and the conversion notice shall specify the number of Class A preferred shares which the holder desires to have converted.


     6. Upon the Company receiving a conversion notice, the Company will instruct its transfer agent to issue a certificate to the holder representing the number of common shares which the Class A preferred shares are convertible into, registered in the name of the holder or such other name as the holder may direct in writing, provided that the holder shall pay any applicable transfer taxes. In the event that less than all the Class A preferred shares represented by the certificate accompanying the conversion notice are to be converted, the holder shall be entitled to receive, at the expense of the Company, a new certificate' representing the Class A preferred shares which are not to be converted.

     7. The holders of any Class A preferred shares at the close of business on the record date for any dividends payable on the Class A preferred shares shall be entitled to dividends notwithstanding that such shares are converted into common shares after the record date and before the payment date of the dividends,

     8. In the event of any subdivision, reclassification or change of the common shares at any time while the Class A preferred shares are outstanding into a greater number or different class of shares, the holders of Class A preferred shares who exercise the conversion right at any time after the subdivision, reclassification or change shall be entitled to an additional number or different class of shares as would have resulted from the subdivision, reclassification or change if the right of conversion had been exercised prior to the date of the subdivision, reclassification or change.

     9. In the event of a consolidation, reclassification or change of the common shares at any time while the Class A preferred shares are outstanding into a lesser number or different class of shares, the holders of Class A preferred shares who exercise the conversion right at any time after the consolidation, reclassification or change shall be entitled to a lesser number or different class of shares as would have resulted from the consolidation, reclassification or change if the right of conversion had been exercised prior to the date of the consolidation, reclassification or change.

     10. The Company shall not issue fractional shares upon any conversion and the number of common shares to be issued upon conversion shall be increased to the nearest whole number.

     11. All shares resulting from a conversion o: Class A preferred shares into common shares shall be fully paid and non-assessable.

     12. Nothing herein contained shall affect or restrict the right of the Company to issue its common shares from time to time.

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                     SCHEDULE "B" TO ARTICLES OF CONTINUANCE

          Other provisions:

          The directors may appoint one or more directors, who shall hold office for a term expiring not later than the close of the next annual general meeting of sharehoidersR but the total number of directors so appointed may not exceed one-third of the number of directors elected at the previous annual general meeting of shareholders.